Exhibit 10.1

REPURCHASE AND FORFEITURE AGREEMENT

This REPURCHASE AND FORFEITURE AGREEMENT (this “Agreement”) is made as of May 21, 2015, by and among (i) NeuroMetrix, Inc., a Delaware corporation (the “Company”), (ii) the parties identified on Exhibit A hereto (the “Investors”).

WHEREAS, the Investors hold an aggregate of 3,206.357 shares of the Company’s Series A-4 Preferred Stock in the amounts identified on Exhibit A (the “Preferred Stock”);

WHEREAS, the Investors are also the holders of certain warrants with an exercise price of $2.04 per share, which were issued pursuant to a Securities Purchase Agreement dated as of June 24, 2014 (the “Warrants”) to purchase an aggregate of 3,921,569 shares of Common Stock of the Company, par value $0.0001 per share (“Common Stock”), in the amounts identified on Exhibit A;

WHEREAS, the Company has filed a registration statement on Form S-1 for the offer and sale of units consisting of Series B Preferred Stock and warrants to purchase Common Stock of the Company (the “Offering”);

WHEREAS, the Investors have indicated an interest in purchasing units in the Offering, provided that the Company repurchases certain shares of Preferred Stock in connection with the closing of the Offering; and

WHEREAS, in connection with the closing of the Offering, the Company desires to repurchase from the Investors, and the Investors desire to sell to the Company, the Preferred Stock (the “Repurchased Shares”) for an aggregate agreed upon purchase price of $3,206,357 (the “Repurchase Price”) and, in connection with such transaction, the Investors have agreed to forfeit an aggregate of 1,571,744 of the Warrants identified on Exhibit A.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Repurchase of the Preferred Stock and Forfeiture of Warrants.

(a) At the closing of the Offering, the Company hereby agrees to repurchase from the Investors, and the Investors hereby agree to sell, transfer and assign to the Company, free and clear of any and all Encumbrances (as defined below), the Repurchased Shares at a price per share equal to $1,000.00, and for an aggregate purchase price equal to the Repurchase Price. In addition, the Company and the Investors hereby acknowledge that, on the date hereof, the Investors have forfeited 1,571,744 Warrants identified on Exhibit A under the caption “Securities Repurchased and Forfeited in the Transaction”, which shall be null and void upon the closing of the Offering. The repurchase of the Preferred Stock and the related forfeiture of the 1,571,744 Warrants are collectively referred to herein as the “Transaction”. The Transaction shall have no effect on the remaining Warrants or on any other securities of the Company held by the Investors, which shall remain outstanding.

(b) On or prior to the Closing (as defined below), each Investor hereby agrees to deliver to the Company:

(i) the certificate representing all of the Repurchased Shares;

(ii) a duly executed stock assignment in the form attached hereto as Exhibit B-1 and B-2, as applicable; and

(iii) certificate(s) representing 1,571,744 Warrants. The Company will, as soon as practicable following the date hereof, reissue Warrants to the applicable Investor representing the remainder of the shares of Common Stock underlying such Warrants.

(c) Upon payment of the Repurchase Price, the Preferred Stock shall cease to be outstanding for any and all purposes, and the Investors shall no longer have any rights as a holder of the Preferred Stock.

(d) The closing of the Transaction (the “Closing”) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., on the same date and immediately following the closing of the Offering.

2. Representations and Warranties of Investors. Each Investor hereby represents and warrants to the Company as follows:

(a) Ownership. All of the Repurchased Shares and Warrants are owned of record and beneficially by each Investor, and each Investor has good and marketable title to the Repurchased Shares, free and clear of any security interest, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (collectively, “Encumbrances”), except for such legend and related transfer restrictions as are required under the Securities Act of 1933, as amended. As of the date hereof, each Investor will deliver to the Company good and marketable title to the Repurchased Shares, free and clear of any Encumbrances.

(b) Legal Capacity. Each Investor has full legal capacity to enter into and perform its obligations set forth in this Agreement. This Agreement, when executed and delivered by each Investor, will constitute the valid and legally binding obligation of the Investor, enforceable in accordance with its terms (except as enforceability may be limited by principles of public policy, applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally or general principles of equity (regardless of whether considered and applied in a proceeding at law or in equity)).

(c) Conflicts. The execution, delivery and performance of this Agreement by each Investor does not, and will not, conflict with or result in a breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which Investor or the Repurchased Shares are subject.

(d) Acknowledgment. Each Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to sell the Preferred Stock to the Company pursuant to this Agreement. Each Investor has not been induced to agree to and execute this Agreement by any statement, act or representation of any kind or character by anyone, except as contained herein. Each Investor further represents that such Investor has fully reviewed this Agreement and has full knowledge of its terms, and executes this Agreement of his or her own choice and free will, after having received (or been given the opportunity to receive) the advice of his or her attorney(s).

3.	Miscellaneous.

(a) All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, regardless of any investigation made by the Company or on its behalf.

(b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving any effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(c) This Agreement may be executed in one or more counterparts (including signature pages by means of facsimile, emailed .pdf file or other similar form of electronic transmission), all of which taken together shall constitute one and the same instrument.

(d) This Agreement contains the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

* * * * *

Signature Page to Repurchase and Forfeiture Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Agreement on the date first written above.

NEUROMETRIX, INC.

By:	/s/ Thomas T. Higgins
Name: Thomas T. Higgins
Title: Chief Financial Officer

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name: Robert Grundstein
Title: COO of Investment Manager

SABBY HEALTHCARE VOLATILITY MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name: Robert Grundstein
Title: COO of Investment Manager

Exhibit A

Investors

Securities Repurchased and Forfeited in Transaction

Holder	Series A-4 Preferred Stock (to be repurchased)	Warrants to Purchase Common Stock (to be forfeited)
Sabby Volatility Warrant Master Fund, Ltd.	996.943	488,698 Exercise Price: $2.04 Original Issue Date: 6/26/14
Sabby Healthcare Volatility Master Fund, Ltd.	2,209.414	1,083,046 Exercise Price: $2.04 Original Issue Date: 6/26/14
Total:	3,206.357	1,571,744

Securities to Remain Outstanding Following Transaction

Holder	Warrants to Purchase Common Stock (to remain outstanding)
Sabby Volatility Warrant Master Fund, Ltd.	1,079,930 Exercise Price: $2.04 Original Issue Date: 6/26/14
Sabby Healthcare Volatility Master Fund, Ltd.	1,269,895 Exercise Price: $2.04 Original Issue Date: 6/26/14
Total:	2,349,825

Exhibit B-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Sabby Volatility Warrant Master Fund, Ltd. (“Investor”) does hereby sell, assign and transfer unto NeuroMetrix, Inc., a Delaware corporation (the “Company”), 996.943 shares of Series A-4 Preferred Stock, $0.001 par value per share, of the Company, standing in the undersigned’s name on the books of the Company represented by Stock Certificate No(s) PA40001 provided herewith and does hereby irrevocably constitute and appoint each officer of the Company (acting alone or with one or more other such officers) as attorney-in-fact to transfer the said securities on the books of the Company with full power of substitution in the premises.

Sabby Volatility Warrant Master Fund, Ltd.
Dated: ____________, 2015

Name:
Title:

In Presence of

Witness

Exhibit B-2

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Sabby Healthcare Volatility Master Fund, Ltd. (“Investor”) does hereby sell, assign and transfer unto NeuroMetrix, Inc., a Delaware corporation (the “Company”), 2,209.414 shares of Series A-4 Preferred Stock, $0.001 par value per share, of the Company, standing in the undersigned’s name on the books of the Company represented by Stock Certificate No(s) PA40001 provided herewith and does hereby irrevocably constitute and appoint each officer of the Company (acting alone or with one or more other such officers) as attorney-in-fact to transfer the said securities on the books of the Company with full power of substitution in the premises.

Sabby Healthcare Volatility Master Fund, Ltd.
Dated: ____________, 2015

Name:
Title:

In Presence of

Witness